SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2002

ViaSat, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21767 (Commission File Number)	33-0174996 (I.R.S. Employer Identification No.)

6155 El Camino Real, Carlsbad, CA (Address of Principal Executive Offices)	92009 (Zip Code)

Registrant’s telephone number, including area code: (760) 476-2200

     This Current Report on Form 8-K is filed by ViaSat, Inc., a Delaware corporation, in connection with the matters described herein.

Item 5. Other Events.

     On January 8, 2002, we priced our offering of 2,000,000 shares of common stock, par value $0.0001 per share, at $14.50 per share. Attached hereto as exhibit 1.1 to this Current Report on Form 8-K is the Underwriting Agreement dated January 8, 2002 by and between us and SG Cowen Securities Corporation relating to the issuance and sale of the 2,000,000 shares. Under the Underwriting Agreement, SG Cowen Securities Corporation has a 30-day option to purchase up to an additional 300,000 shares to cover over-allotments, if any.

Item 7. Exhibits.

(c)	Exhibits.

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement dated January 8, 2002 by and between ViaSat, Inc. and SG Cowen Securities Corporation

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2002	VIASAT, INC.

By:	/s/ Gregory D. Monahan Gregory D. Monahan Vice President-Administration, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

1.1	Underwriting Agreement dated January 8, 2002 by and between ViaSat, Inc. and SG Cowen Securities Corporation